Exhibit 4(a)

EXECUTION COPY

EIGHTH AMENDMENT TO CONSTRUCTION AND TERM
LOAN AGREEMENT

          THIS EIGHTH AMENDMENT TO CONSTRUCTION AND TERM LOAN AGREEMENT (this “Amendment”), dated as of September 1, 2010, is executed by and among LEVELLAND/HOCKLEY COUNTY ETHANOL, LLC, a Texas limited liability company (the “Borrower”), each of the Lenders or other lending institutions which is a signatory hereto or any successor or assignee thereof, and GE BUSINESS FINANCIAL SERVICES INC. (in its capacity as administrative agent for the Lenders, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S:

          A. The Borrower, the Lenders, and the Administrative Agent are parties to that certain Construction and Term Loan Agreement, dated as of September 27, 2006, as amended by (a) that certain First Amendment to Construction and Term Loan Agreement and other Loan Documents dated as of August 10, 2007, (b) that certain Second Amendment to Construction and Term Loan Agreement dated as of February 15, 2008, (c) that certain Third Amendment to Construction and Term Loan Agreement dated as of February 19, 2008, (d) that certain Fourth Amendment to Construction and Term Loan Agreement dated as of May 31, 2008, (e) that certain Fifth Amendment to Construction and Term Loan Agreement dated as of May 31, 2008, (f) that certain Sixth Amendment to Construction and Term Loan Agreement dated as of January 29, 2009, and (g) that certain Seventh Amendment to Construction and Term Loan Agreement dated as of September 4, 2009 (as has been and may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

          B. The Borrower, the Administrative Agent and the Required Lenders desire to amend the Loan Agreement and agree to the other matters as described herein, subject to the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows intending to be legally bound:

ARTICLE I

Definitions

          Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.

ARTICLE II

Amendments and Agreements

          Section 2.1 New Definition. Section 1.1 of the Loan Agreement is amended by adding thereto, in alphabetical order, a new definition reading as follows:

          “Trigger Date” means the later of (i) January 31, 2011, and (ii) the earlier of (x) the date on which the New FEL Subordinated Debt terminates or matures (whether at stated maturity, by acceleration or otherwise) and (y) December 31, 2011. FEL shall have the right, but not the obligation, upon 15 days’ prior written notice to the Administrative Agent, to extend the maturity date of the New FEL Subordinated Debt through and including December 31, 2011, without the requirement to obtain any further consents or approvals from the Administrative Agent or the Lenders.

          Section 2.2 Amendment to Definition of New FEL Subordinated Debt. The definition of “New FEL Subordinated Debt” is amended and restated to read as follows:

          “New FEL Subordinated Debt” means the $4,000,000 of revolving line of credit, inclusive within such amount the amounts of any letters of credit drawn upon or obtained by or through FEL for the benefit of Borrower all pursuant to the New FEL Loan Agreement.

          Section 2.3 Amendment to “Calculation Start Date” Definition. The definition of “Calculation Start Date” found in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

“Calculation Start Date” means October 1, 2010.

          Section 2.4 EBITDAR Coverage Ratio. The first sentence of Section 6.10(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

          Borrower’s EBITDAR Coverage Ratio shall at all times between the Calculation Start Date and the Trigger Date be equal or exceed 1.20 to 1.0 and shall at all times after the Trigger Date equal or exceed 1.40 to 1.0. For clarity and avoidance of doubt, prior to the end of Borrower’s third quarter in fiscal year 2011, the foregoing ratio will be “annualized,” which means for the fourth quarter of fiscal year 2010, the applicable financial information for such quarter times four; for the first quarter of fiscal year 2011, the applicable financial information for such quarter and for the prior quarter times two; and for the second quarter of fiscal year 2011, the applicable financial information for such quarter and the two prior quarters times 1.33.

          Section 2.5 Leverage Ratio. Section 6.10(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          “(b) Leverage Ratio. Beginning October 1, 2010, and at all times thereafter, Borrower’s Leverage Ratio shall be equal to or less than the ratio set forth below that corresponds to the applicable period of the calculation:

Period of Calculation:	Ratio:

October 1, 2010 through and including the Trigger Date	4.0 to 1.00
January 1, 2012 through and including December 31, 2012	2.17 to 1.00
January 1, 2013 and thereafter	1.82 to 1.00

Notwithstanding the foregoing, if the Trigger Date occurs before December 31, 2011, Borrower’s Leverage Ratio reverts automatically to 2.54 to 1.00 for the period from January 1, 2011 through December 31, 2011.

For clarity and avoidance of doubt, prior to the end of Borrower’s third quarter in fiscal year 2011, the foregoing ratio will be “annualized,” which means for the fourth quarter of fiscal year 2010, the applicable financial information for such quarter times four; for the first quarter of fiscal year 2011, the applicable financial information for such quarter and for the prior quarter times two; and for the second quarter of fiscal year 2011, the applicable financial information for such quarter and the two prior quarters times 1.33.

          Section 2.6 Additional Event of Default. Section 9.1(f) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          (f) New FEL Subordinated Debt. New FEL Subordinated Debt shall have terminated, matured (whether at stated maturity, by acceleration or otherwise) or otherwise not be available for Borrower to obtain advances thereunder before January 31, 2011.

          Section 2.7 Waiver of Certain Financial Covenant Defaults. Administrative Agent and Lenders hereby waive any Default by Borrower occasioned by Borrower’s failure to meet the EBITDAR Coverage Ratio and the Leverage Ratio prior to the Calculation Start Date.

          Section 2.8 Amendment Fee. In consideration of the execution of this Amendment and the waiver provided for in Section 2.7 hereof, Borrower irrevocably and unconditionally agrees to pay to Administrative Agent, for the benefit of the Lenders, a fee in the amount of $20,000.00, such fee being due and payable as follows:

(a) $1,600 per month on the first day of each month, beginning October 1, 2010, for 10 consecutive months; and

(b) $4,000 being payable on August 1, 2011,

plus in each case if payment is late, interest on the unpaid amount of such fee shall accrue and be payable on demand at the Interest Rate from the date of this Amendment until paid.

          Section 2.9 Expenses. Without limiting anything contained in the Loan Documents, Borrower acknowledges and agrees that Borrower shall pay, as a condition to this Amendment, all reasonable third-party costs and expenses of Administrative Agent and the Lenders, including without limitation reasonable attorneys’ fees, in connection with preparing, negotiating, and executing this Amendment.

ARTICLE III

Conditions Precedent

          Section 3.1 Condition. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          (a) Amendment; Amendment Fee; Expenses. The Administrative Agent shall have received this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders, and Administrative Agent shall have received payment of the fees and expenses provided for in Sections 2.8 and 2.9 above.

(b) Default. Upon giving effect to this Amendment, no Default shall have occurred and be continuing.

          (c) Representations and Warranties. All of the representations and warranties contained in Article IV of the Loan Agreement and in the other Loan Documents shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

ARTICLE IV

No Waiver

          Nothing contained herein shall be construed as a consent by the Administrative Agent and the Lenders to any breach of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument among Borrower, the Administrative Agent and the Lenders, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict compliance by Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to thereafter demand strict compliance therewith. Nothing contained in this Amendment shall be deemed or construed to waive any condition, obligation, Default, or Event of Default except to the extent expressly waived herein. The Administrative Agent and the Lenders hereby reserve all rights granted under the Loan Agreement and the other Loan Documents (in each case as amended by this Amendment), and this Amendment and any other contract or instrument among Borrower, the Administrative Agent and any of the Lenders.

ARTICLE V

Ratifications, Representations and Warranties

          Section 5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Loan Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally.

          Section 5.2 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite action on the part of the Borrower and will not violate the articles of organization, operating agreement or regulations or other organizational documents of the Borrower, (ii) the representations and warranties contained in the Loan Agreement, as such Loan Agreement is amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof except for those that relate solely to a specific date or have changed as a result of transactions permitted by the Loan Agreement, (iii) after giving effect to this Amendment, no Default has occurred and is continuing, and (iv) after giving effect to this Amendment, the Borrower is in full compliance with all material covenants and agreements contained in the Loan Agreement as amended hereby.

ARTICLE VI

Miscellaneous

          Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document (as amended by this Amendment), including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and such other Loan Documents, and no investigation by the Administrative Agent or any Lender shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

          Section 6.2 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          Section 6.3 GOVERNING LAW. THIS LOAN AGREEMENT, THE NOTE AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF ILLINOIS, NOT INCLUDING ITS CONFLICT OF LAW PROVISIONS; PROVIDED THAT THE LAWS OF THE STATE WHERE REAL PROPERTY COLLATERAL IS LOCATED SHALL GOVERN WITH RESPECT TO THE CREATION, PERFECTION AND ENFORCEMENT OF RIGHTS, SECURITY INTERESTS, REMEDIES AND LIENS AGAINST THE REAL PROPERTY COLLATERAL.

          Section 6.4 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.

          Section 6.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Facsimiles of signatures shall be binding and effective as originals.

          Section 6.6 Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

          Section 6.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

          Section 6.8 ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THIS AMENDMENT AND SUPERSEDE ANY AND ALL PRIOR AND CONTEMPORANEOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

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[Signature Pages Follow]

          IN WITNESS WHEREOF, this Amendment is executed as of the date first set forth above.

BORROWER:

LEVELLAND/HOCKLEY COUNTY ETHANOL, LLC

By:

Name:
Title:

ADMINISTRATIVE AGENT AND LENDER:

GE BUSINESS FINANCIAL SERVICES, INC., as Administrative Agent and as a Lender

By:

Name:
Title:

OTHER LENDERS:

STATE BANK OF TEXAS,
as a Lender

By:

Name:
Title:

PALM DESERT NATIONAL BANK,
as a Lender

By:

Name:
Title:

COMMUNITY FIRST BANK,
as a Lender

By:

Name:
Title:

MIDWEST BANK OF WESTERN ILLINOIS,
as a Lender

By:

Name:
Title:

TEXAS CITIZENS BANK N.A.,
as a Lender

By:

Name:
Title:

INTERSTATE BANK, SSB, as a Lender

By:

Name:
Title: